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                                                                  Exhibit 23.2



                         CONSENT OF S.R. SNODGRASS, A.C.



We consent to the incorporation by reference of our report dated October 11, 1996 on our audit of the consolidated statements of income, shareholders' equity and cash flows of Tuscarora Incorporated and subsidiaries as of and for the year ended August 31, 1996, which report is filed as Exhibit 99 to this annual report on Form 10-K, in the following documents:

                  1. Registration Statement No. 333-57833 on Form S-8 for the 1997 Stock Incentive Plan of Tuscarora Incorporated, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement;

                  2. Registration Statements No. 33-35373 and No. 333-06111 on Form S-8 for the 1985 Incentive Stock Option Plan and 1989 Stock Incentive Plan of Tuscarora Incorporated, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statements; and

                  3. Registration Statement No. 33-35587 on Form S-8 for the Tuscarora Incorporated Common Stock Purchase Plan for Salaried Employees, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement.


                                              /s/ S.R. Snodgrass, A.C.,

Beaver Falls, PA
November 25, 1998